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                                                                       EXHIBIT 5



                                 June 29, 1998



Union Planters Corporation


7130 Goodlett Farms Parkway


Memphis, Tennessee 38018



     Re:  Shares of Common Stock, $5.00 Par Value Per Share of Union


        Planters Corporation



Gentlemen:



     The undersigned has participated in the preparation of a Post-Effective Amendment to Registration Statement on Form S-3 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to up to 2,000,000 shares (the "Shares") of common stock, $5.00 par value per share (the "Common Stock") of Union Planters Corporation (the "Corporation") which may be issued by the Corporation pursuant to its Dividend Reinvestment and Stock Purchase Plan, as amended and restated as of June 24, 1998 (the "Plan"). This opinion is being furnished to confirm the legality of the Shares to be issued following the amendments to the Plan authorized on June 24, 1998.



     For purposes of rendering the opinion expressed herein, the undersigned has examined the Corporation's corporate charter and all amendments thereto the Corporation's bylaws and amendments thereto; the Plan; and such of the Corporation's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of the Corporation's officers, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.



     Based upon the foregoing and subject to the qualifications hereinafter set forth, I am of the opinion that the Shares are duly authorized and, when issued and sold in accordance with the Post-Effective Amendment to the Registration Statement, the prospectus delivered to participants in the Plan pursuant to the requirements of the Securities Act of 1933, as amended (the "Prospectus"), the pertinent provisions of any applicable state securities laws and the Plan, will be duly and validly issued, fully paid and nonassessable.



     The opinion expressed above is limited by the following assumptions, qualifications and exceptions.



     (a) The undersigned is licensed to practice law only in the State of Tennessee and expresses no opinion with respect to the effect of any laws other than those of the State of Tennessee and of the United States of America.



     (b) The opinion stated herein is based upon statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion.



     (c) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.



     The undersigned hereby consents to the undersigned being named as a party rendering a legal opinion under Item 5 of the Post-Effective Amendment to Registration Statement and to the filing of this opinion with

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the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.



     The undersigned is an officer of and receives compensation from the Corporation and therefore is not independent from the Corporation.



                                          Very truly yours,



                                          UNION PLANTERS CORPORATION



                                          By:    /s/ E. JAMES HOUSE, JR.

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                                                    E. James House, Jr.